Exhibit 5.1

1345 AVENUE OF THE AMERICAS, 11th FLOOR NEW YORK, NEW YORK 10105 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

August 27, 2019

Akerna Corp.

1601 Arapahoe St.

Denver, CO 80202

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Akerna Corp., a Delaware corporation (the “Company”), in connection with the registration for resale from time to time, on a continuous or delayed basis, on a registration statement on Form S-3, as amended (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), of (i) up to 5,554,942 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”); and (ii) 243,750 shares of Common Stock underlying 243,750 common stock purchase warrants (the “Warrant Shares,” and together with the Shares, the “Securities”), held by the selling stockholders identified in the Registration Statement filed by the Company to effect the registration of the Securities.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company. Based on the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that (i) the Shares have been duly authorized, are validly issued, fully paid and non-assessable; and (ii) the Warrant Shares, when issued, will be duly authorized, validly issued, fully paid and non-assessable.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We are opining solely on all applicable statutory provisions of the Delaware General Corporation Law and all applicable judicial determinations in connection therewith. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions. Furthermore, this opinion is furnished only to the Company, and is solely for the benefit of the Company. This letter may not be relied upon by any other person or entity for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person or entity for any purpose other than the Registration Statement and the transactions contemplated thereby without our prior written consent, which may be granted or withheld in our sole discretion.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP